SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549




                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of
                  the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)   March 25, 1996

                       HORMEL FOODS CORPORATION
        (Exact name of registrant as specified in its charter)

                                DELAWARE
            (State or other jurisdiction of incorporation)



         1-2402                               41-0319970
(Commission File Number)          (IRS Employer Identification Number)



1 Hormel Place,   Austin, Minnesota                 55912
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code: (507) 437-5737



Pages: This report contains three (3) pages numbered sequentially from this cover page.











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Item 5.  OTHER MATERIALLY IMPORTANT EVENTS



March 25, 1996


The Company's Board of Directors has authorized a repurchase of up to five million shares of Hormel Foods Corporation common stock.
Purchase of the full amount would equal 6.5 percent of the 76,852,128 shares issued. The program will be accomplished through periodic purchases at prevailing prices on the open market, by block purchases or in privately negotiated transactions. The Company intends to use excess cash to fund the repurchase of shares which may then be retired or retained as treasury stock.

The Company considers the repurchase program to be an excellent way to use a portion of the cash accumulated from operations to increase value to shareholders.



































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                         SIGNATURES



Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                               HORMEL FOODS CORPORATION
                                    (Registrant)




                              By
                                D. J. HODAPP
                                Executive Vice President
                                and Chief Financial Officer




                              By
                                M. J. McCOY
                                Treasurer











Dated: ____________________













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